Exhibit 10.6

Information Service Cooperation Agreement

(Gold Cloud Product)

Party A:	Beijing Ronglian Shiji Information Technology Co.,
Address:	21F Internet Financial Center, 1 Danling Street, Haidian District Beijing
Tel:	(86-10) 82625755

Party B:	Beijing Rongqiniu Information Technology Co., Ltd.
Address:	21F Internet Financial Center, 1 Danling Street, Haidian District Beijing
Tel:	(86-10) 82625755

For the purpose of promoting business development of Party A and Party B, the Parties enter into this Agreement through amicable negotiation under the principles of free will, equality, mutual benefits and fairness upon the following terms and conditions. Both parties undertake to honor all clauses contained herein.

Section 1: Contents of Cooperation

1.                  Party B accepts Party A’s entrustment, provides loan applicant (hereinafter, “Loan Applicant”) recommended by Party B to apply for loan from Party A with services with respect to possible loan relation between such Loan Applicant and Party A, including business information recommendation, website promotion, information collection, and materials preliminary review, and cooperates Party A in launching relevant business.

2.                  Channels through which Party B promotes business for Party A include but are not limited to Rong360 website (www.rong360.com) run by Party B and/or its affiliates and its service outlets.

3.                  The cooperation between both Parties under this Cooperation Agreement is a non-exclusive cooperation.

Section 2: Party A’s Rights and Obligations

1.                  Party A shall warrant that it has legitimate eligibility to provide loan business for the Loan Applicant.

2.                  Party A shall specify its loan products to be provided (hereinafter referred to as “Products”) and eligibility of its loan applicant to Party B and update the relevant information to Party B in time.

3.                  Party A has the full right to decide whether or not to approve any loan application.

4.                  Party A shall promptly submit to Party B the approval result of the real loan application.

5.                  Party A shall inform Party B of the reason for rejecting any loan application that does not meet the its loan application requirements so that Party B may improve that in selecting customers.

6.                  Any dispute arising from Party A’s approval result or loan facility with the loan applicant shall be settled by Party A and such applicant through negotiation.

7.                  Party A may not adopt discriminatory policies against loan applicants recommended by Party B for the same product.

Discriminatory policy means that the loan applicant is distinctively in a more adverse position when he/she applies for Party A’s products through Party B’s platform than directly through Party A’s relevant websites or through such channels as APPs and WeChat public platforms. Such discriminatory policies include but are not be limited to:

(1) that Party A generally applies higher rate and/or interest rate or lower amount to Party B’s recommended loan applicants;

(2) that Party A applies more rigorous compound loan preferential policies or compound loan amount-increase policies to Party B’s recommended loan applicants;

(3) that Party A advises, explicitly or impliedly, Party B’s recommended loan applicants that he/she may access to better benefits directly through Party A’s relevant websites or through such channels as APPs and WeChat public platforms; and

(4) that Party A advises, explicitly or impliedly, Party B’s recommended loan applicants not to apply for Party A’s products through Party B’s platform.

8.                  Party A may not guide, by SMS or telephone, users to the channels controlled by Party A such as its websites, APPs, and/or WeChat public account.

9.                  If Party A needs to adjust such contents as type of loan products or application conditions, it shall serve a 7-working day prior notice to Party B to that effect so that Party B may update such information.

10.           If Party A acquires any information relating to the loan applicant under this Agreement, it shall warrant that it has full authorization from the loan applicant and such information will be used for the purpose of this loan only.

11.           In the event of any operation campaign for Party A’s loan products such as preferential interest rate, Party A shall promptly inform Party B of the same so that the latter may cooperate with Party A in such campaign.

Section 3: Party B’s Rights and Obligations

1.                  Party B shall warrant that it has legitimate eligibility to operate relevant business contemplated hereunder.

2.                  With the authorization of the loan applicant, Party B is responsible for providing Party A with information on the loan applicant as confirmed by both parties and collect materials required by the borrower. Party B shall ensure the completeness of such materials against the user’s statement and verification information ticked by Party A at the backstage system provided by Party B.

3.                  The materials of the loan applicant provided by Party B for Party A is based on his/her voluntarily completed information or obtained from a third party agency and Party B will not be liable for their authenticity. Party B may adjust the function and strategy of the backstage system provided for Party A and will inform Party A of such adjustment at the backstage system; if Party A does not accept such adjustment, it may advise Party B to terminate the business after such adjustment.

4.                  Party B will not participate in and affect the approval of Party A. If the borrower fails to repay the loan to Party A on time or has any dispute with Party A with respect to business, it shall be resolved by Party A at its own risk and cost. Party B shall not use the resources provided by Party A under this Agreement for the purpose of engaging in activities other than business promotion, customer promotion or customer service quality control by taking advantage of providing service for Party A hereunder.

5.                  Party B’s quotation will be adjusted according to the actualities and it will, 14 days in advance, inform Party A of the adjusted price, if any; if Party A has no objection, the new price shall be based on such adjusted price; if Party A fails to give any feedback to the price adjustment within 5 working days after receipt of Party B’s notice, it shall be deemed that Party A agrees with such adjusted price; if both parties fail to reach an agreement on the price adjustment, either party may terminate this Agreement.

6.                  Party A agrees that Party B may use its name, trademark or logo for free for the purposes of this Agreement, or use its products or services as examples and specify the designations, trademarks, or logos of both parties for the purpose of market promotion.

Section 4: Terms of Fee

1.                  After providing Party A with information about the loan applicant that meets requirements under this Agreement, Party B may charge at the price listed by Party A at the backstage system provided by Party B and deduct the same from Party A’s prepaid service fee. The bid price is determined by Party A at its sole discretion but may not be less than the lowest price specified by Party B; otherwise, the bid price is invalid. Party B’s specified minimum price shall be subject to the standard published at its platform and may specify different minimum price according to the qualifications of users.

2.                  If loan products provided by Party A are pre-authorized credit products or revolving credit products and the loan applicant is granted of credit by Party A before Party B pushes the notification, Party B will charge the service fee at corresponding amount from Party A’s prepaid service fee when the loan applicant applies for withdrawal to Party A through Party B. If the loan applicant is not granted of credit by Party A, Party B may, when the loan applicant applies for credit facility to Party A through Party B, charge relevant service fee from Party A’s prepaid service fee and will not charge any service fee against Party A for the loan applicant’s initial application for withdrawal from Party A through Party B within five days thereafter. After five days from Party A’s grant of credit facility, Party B may charge service fee to Party A and deduct the same from Party A’s prepaid service fee for each application for withdrawal by the loan applicant to Party A through Party B. Party B’s specific charging standard shall be subject to that published on its platform.

3.                  Even if the following three categories of loan applicants meet the user standard agreed by both parties, Party A may, subject to relevant agreement in Subsections 4 and 5 hereof, refuse to accept such applicant without paying any relevant fees:

1.                  Any loan applicant who is a user on the internal blacklist of Party A (excluding user list similar to such blacklist obtained by Party A externally) upon his/her application under the general loan policy of Party A due to his/her severe overdue act in the loan history with Party A and may not apply to Party A for any loan by whatsoever means;

2.                  Any loan applicant who applied for Party A’s product (not limited to application through Party B’s platform) within one month and whose application was withheld by Party A; and

3.                  Any loan applicant who has outstanding loan with Party A or whose application is in approval process (within 2 days after Party A’s approval process) and, therefore, he/she may not apply for the same under Party A’s general loan policy.

4.                  In exercising rights contemplated in Subsection 3 hereof, Party A shall abide by the following agreements:

1.                  Party A shall clearly inform Party B of the specific category listed in Subsection 3 hereof under which the loan applicant falls;

2.                  Party A shall ensure the authenticity and accuracy of the foregoing information and shall, if Party B deems necessary, provide relevant evidentiary materials; and

3.                  Party A shall inform Party B of the foregoing reason in real time through the network interface. Any loss caused by Party A’s interface failure or logical error shall be on part of Party A and Party B will not give any reduction or exemption.

5.                  Party B may directly exhibit Party A’s reason for such refusal provided by Party B under Subsection 3 hereof to the loan applicant; in the event of any dispute and/or compliant of the borrower, it shall be resolved by Party A and the loan applicant through negotiation. In the event of any loss sustained by Party B and caused by Party A’s provision of any false information, Party A shall pay Party B RMB50,000 as the liquidated damages; if the same is not sufficient to cover Party B’s loss, Party A shall remain liable to indemnify Party B’s loss.

6.                  Party A shall, within five working days after commencement date hereof, prepay the service fees at RMB50,000 to Party B and the latter shall issue an invoice at the same amount after receipt of such prepayment. The prepayment will be shown in the backstage system provided by Party B. During the existence hereof, Party A shall increase the balance when it is less than RMB5,000 and the amount of each increase shall not be less than RMB45,000; in the event that Party A fails to increase the same when it reaches RMB0, Party B may suspend its provision of service or this Agreement. If Party A fails to use up the prepayment within the term hereof and if both parties renew this Agreement, Party A may continue to use the same under this Agreement. If Party A fails to use up the prepayment within the term hereof and if both parties do not renew this Agreement, Party B shall, within 10 working days upon the expiry hereof, return the remaining service fee to Party A from the original financial route; provided that Party B may deduct the taxes for which invoices are given.

7.                  Service fee paid by Party A to Party B is tax exclusive and both parties shall pay their respective due taxes.

Party B’s Bank Account:

Account Holder: Beijing Rongqiniu Information Technology Co., Ltd.

Account Number:

Beneficiary Bank:

Section 5: Confidentiality

1.                  Party A may use the information on loan applicants provided by Party B for its own related products only and may not disclose the same to a third party (except as provided by law).

2.                  Each party shall keep in confidence the cooperation information and trade secrets of the other party that comes to its knowledge during cooperation and that has not made available to the public; neither party may disclose the same to any third party, or use the same for any other purpose than this cooperation project without written permission of the other party; otherwise, it shall be liable for breach and indemnify the other party for its loss.

3.                  The confidentiality obligation shall survive the termination or earlier termination hereof.

Section 6: Term of Agreement

1.                  This Agreement shall come into force on November 1, 2017 when it is executed and shall be terminated on October 31, 2018.

2.                  If there is no objection upon expiry of this Agreement, this Agreement may be extended for another year.

3.                  Unless otherwise agreed herein, either party may terminate this Agreement by a one-month prior notice without taking any liability; provided that both parties shall exercise and perform any and all rights and obligations incurred prior to such termination.

4.                  Both parties acknowledge that the following addresses shall be used to receive notice:

Party A: Beijing Ronglian Shiji Information Technology Co.,

Address: 21F Internet Financial Center, 1 Danling Street, Haidian District Beijing

Attn:

Email:

Party B: Beijing Rongqiniu Information Technology Co., Ltd.

Address: 21F Internet Financial Center, 1 Danling Street, Haidian District Beijing

Attn:

Email:

5.                  If a notice is delivered by express mail or registered mail to the addresses above, it shall be deemed as received upon receipt by the other party or on the third day after posting, whichever is earlier. In the event of any change to such address, the changing party shall promptly advise the other party in writing; otherwise the above address (or the original address) is still considered a real effective address.

Section 7: Breaching Liability

1.                  Any party who contravenes any of the terms of this Agreement, fails to perform its obligations or fails to comply with the terms of this Agreement shall be deemed to have violated its obligations under this Agreement. The observing party may, by serving a written notice to that effect, require the breaching party to correct its breach within three days upon receipt of such written notice. If the breach has not been rectified within prescribed time limit or cannot be rectified, the non-breaching party may immediately terminate this Agreement and require the breaching party to be liable for all the losses so caused.

2.                  In the event of any claim of the loan applicant or any third party on account of the other party’s purported or significant fault (hereinafter referred to as “Defaulting Party”), the Defaulting Party shall be liable for all consequences and indemnify the non-defaulting party for its losses so caused.

3.                  If Party A delays payment, it shall pay 0.05% of the due service fee to Party B as liquidated damages for each day of delay. Party A shall also be liable for any other loss to Party B, if any.

Section 8: Anti-Business Bribery

1.                  Both parties understand and are willing to strictly abide by the laws of the People’s Republic of China on anti-business bribery; both parties understand that any form of bribery and corruption will violate the law and will be severely punished by the law.

2.                  No party may demand, receive, provide, and offer any other interest other than those agreed in the contract to the other party or its handlers or other relevant personnel, including but not limited to knick-backs, commissions, cash, shopping cards, properties, valuable securities, tour or other non-property interest. If the offer of such interest is an industry practice or general practice, it shall be indicated in the contract.

3.                  Any party or its handlers who violate the foregoing provisions and causes loss to the other party shall indemnify the other party for the loss so caused.

4.                  For the purpose of this Section, “other related personnel” shall mean the personnel other than handlers of both parties and having direct or indirect interest with this Agreement, including but not limited to relatives of the agreement handlers.

Section 9: Miscellaneous

1.                  Any and all rights and obligations hereunder shall not be transferred to a third party without written consent of the other party.

2.                  Anything not covered hereunder shall be subject to the laws, regulations and relevant rules of China and Party A’s relevant provisions. Any dispute arising from or in connection with the performance of this Agreement shall be resolved through negotiation. If such negotiation fails, either party may file a lawsuit before the people’s court with jurisdiction in Party B’s domicile. Undisputed provisions of this Agreement shall remain in full force and effect during legal proceedings. This Agreement shall be governed by and construed in accordance with China’s law.

3.                  This Agreement shall be executed in duplicate, one (1) being held by each Party and each bearing the same legal force.

4.                  Annex and supplementary agreement (if any) hereto is an integral part hereof, having the same legal force as this Agreement.

[Hereinafter is left blank intentionally]

[Signature Page]

Party A: Beijing Ronglian Shiji Information Technology Co.	Party B: Beijing Rongqiniu Information Technology Co., Ltd.

(Official Seal) /seal/	(Official Seal) /seal/

Signatory:	Signatory:

Name:	Name:

Title:	Title:

Legal Representative or Authorized Representative:	Legal Representative or Authorized Representative:

Date: October 25, 2017	Date: October 25, 2017